Exhibit 23 - Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 and Form S-3 No. 33-34587) pertaining to the 1987 Stock Option Plan of Delaware Otsego Corporation of our report dated March 3, 1995, with respect to the consolidated financial statements and schedule of Delaware Otsego Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1994.


                                                         Ernst & Young LLP


Syracuse, New York
March 27, 1995



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